SUB-ADVISORY AGREEMENT


AGREEMENT made as of the 23rd day of December, 2002, by and between AssetMark Investment Services, Inc., a California corporation (the "Advisor"), and Clay Finlay, Inc. (the "Sub-Advisor").


     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment Advisors Act of 1940, as amended (the "Advisers Act") and engage in the business of providing investment management services; and

     WHEREAS, the Advisor has been retained to act as investment adviser pursuant to an Investment Advisory Agreement dated May 11, 2001 (the "Advisory Agreement") with AssetMark Funds (the "Trust"), a Delaware business trust registered with the U.S. Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), currently consisting of several separate series of shares, each having its own investment objectives and policies and which is authorized to create more series; and

     WHEREAS, the Advisory Agreement permits the Advisor, subject to the supervision and direction of the Trust's Board of Trustees, to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and


     WHEREAS, the Advisor desires to retain Sub-Advisor to assist it in the provision of a continuous investment program for that portion of one or more of the Trust's series' (each a "Fund") assets which the Advisor will assign to the Sub-Advisor (the "Sub-Advisor Assets"), and the Sub-Advisor is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of mutual covenants recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor. The Advisor hereby retains the Sub-Advisor to act as investment adviser for and to manage the Sub-Advisor Assets, subject to the supervision of the Advisor and the Board of Trustees of, the Trust and subject to the terms of this Agreement; and the Sub-Advisor hereby accepts such employment. In such capacity, the Sub-Advisor shall be responsible for the investment management of the Sub-Advisor Assets. The Sub-Advisor agrees to exercise the same skill and care in performing its services under this Agreement as the Sub-Advisor exercises in performing similar services with respect to other fiduciary accounts for which the Sub-Advisor has investment responsibilities.

2. Duties of Sub-Advisor.

          (a) Investments. The Sub-Advisor is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of each Fund as set forth in such Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to as the "Prospectus") and subject to the directions of the Advisor and the Trust's Board of Trustees, as set forth more particularly in Schedule A hereto, as may be amended from time to time, to purchase, hold and sell investments for the Sub-Advisor Assets and to monitor on a continuous basis the performance of the Sub-Advisor Assets. In providing these services, the Sub-Advisor will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Sub-Advisor Assets. The Advisor agrees to provide the Sub-Advisor information concerning a Fund, its assets available or to become available for investment, and generally as to the conditions of a Fund's or the Trust's affairs.

          (b) Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Sub-Advisor shall with respect to Sub-Advisor Assets, act in conformity with the Trust's Declaration of Trust and By-Laws, the Prospectus(es), and with the instructions and directions received in writing from the Advisor or the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. The Advisor will provide the Sub-Advisor with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent they may affect a Fund or the duties of the Sub-Advisor, and with the copies of any financial statements or reports made by a Fund to its shareholders, and any further materials or information which the Sub-Advisor may reasonably request to enable it to perform its functions under this Agreement.

          The Advisor hereby agrees that it will cause the Trust to agree that no shares of any fund whose assets consist at any time or Sub-Advisor Assets will be marketed or knowingly sold to any plan established or which is tax-exempt under Section 457 of the Internal Revenue Code (Governmental Plans).

          The Advisor will provide the Sub-Advisor with reasonable (30 days) advance notice, in writing, of any change in a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Sub-Advisor shall, in the performance of its duties and obligations under this Agreement, manage the Sub-Advisor Assets consistent with such changes, provided the Sub-Advisor has received such prior notice of the effectiveness of such changes from the Trust or the Advisor. In addition to such notice, the Advisor shall provide to the Sub-Advisor a copy of a modified Prospectus reflecting such changes. The Sub-Advisor will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or a Fund with respect to the Sub-Advisor Assets, and as to the accuracy of material information furnished in writing by the Sub-Advisor to the Trust, to the Fund or to the Advisor specifically for inclusion in the Prospectus. The Sub-Advisor hereby agrees to provide to the Advisor in a timely manner, in writing, such information relating to the Sub-Advisor and its relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-1A.

          The Advisor shall provide the Sub-Advisor with complete copies of each Registration Statement, Application for Exemptive Relief, No Action Relief or any Order or Response thereafter made with the Securities and Exchange Commission or the Internal Revenue Service with respect to the Trust, Sub-Advisor Assets, or any Fund which has Sub-Advisor Assets, promptly after each filing is made.

          (c) Voting of Proxies. The Sub-Advisor shall have the power to vote, either in person or by proxy, all securities in which the Sub-Advisor Assets may be invested from time to time, and shall not be required to seek instructions from the Advisor, the Trust or a Fund. At the request of the Trust, the Sub-Advisor shall provide its recommendations as to the voting of such proxies. If both the Sub-Advisor and another entity managing assets of a Fund have invested in the same security, the Sub-Advisor and such other entity will each have the power to vote its pro rata share of the security.

          (d) Agent. Subject to any other written instructions of the Advisor or the Trust, the Sub-Advisor is hereby appointed the Advisor's and the Trust's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Sub-Advisor shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Sub-Advisor Assets, provided that, the Sub-Advisor's actions in executing such documents shall comply with federal and state rules and regulations and the Trust's governing documents. The Sub-Advisor agrees to provide the Advisor and the Trust with copies of any such agreements intended to be executed on behalf of the Advisor or the Trust, prior to the execution thereof.

          (e) Brokerage. The Sub-Advisor will place orders pursuant to the Sub-Advisor's investment determinations for a Fund either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek on behalf of a Fund the best overall execution available. In assessing the best overall terms available for any transaction, the Sub-Advisor shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction the Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to a Fund and/or other accounts over which the Sub-Advisor may exercise investment discretion. The Sub-Advisor is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer , viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Advisor to a Fund. In addition, the Sub-Advisor is authorized to allocate purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Advisor, the Sub-Advisor, or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Sub-Advisor believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms.

          (f) Securities Transactions. In no instance, however, will any Fund's portfolio securities be purchased from or sold to the Advisor, the Sub-Advisor, the Trust's principal underwriter, or any affiliated person of either the Trust, the Advisor, the Sub-Advisor or the Trust's principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.

          The Sub-Advisor, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Sub-Advisor will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Advisor that the Sub-Advisor and its Access Persons have complied with the Sub-Advisor's Code of Ethics with respect to the Sub-Advisor Assets, or (ii) identifying any violations which have occurred with respect to the Sub-Advisor Assets and (iii) certifying that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Sub-Advisor's Code of Ethics. The Sub-Advisor will also submit its Code of Ethics for its initial approval by the Board of Trustees and subsequently within six months of any material change of thereto.

          (g) Books and Records. The Sub-Advisor shall maintain separate detailed records of all matters pertaining to the Sub-Advisor Assets,
     including,   without  limitation,   brokerage  and  other  records  of  all
     securities  transactions.   Any  records  required  to  be  maintained  and
     preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Sub-Advisor on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request. The Sub-Advisor further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

          (h) Information Concerning Sub-Advisor Assets and the Sub-Advisor. From time to time as the Advisor, and any consultants designated by the
     Advisor, or the Trust may request, the Sub-Advisor will furnish the requesting party reports on portfolio transactions and reports on Sub-Advisor Assets held in the portfolio, all in such detail as the Advisor, its consultant(s) or the Trust may reasonably request. The Sub-Advisor also will inform the Advisor in a timely manner of material changes in portfolio managers responsible for Sub-Advisor Assets, any changes in the ownership or management of the Sub-Advisor, or of material changes in the control of the Sub-Advisor. Upon reasonable request, the Sub-Advisor will make available its officers and employees to meet with the Trust's Board of Trustees to review the Sub-Advisor Assets.

          The Sub-Advisor also will provide such information or perform such additional acts as are customarily performed by a Sub-Advisor and may be required for a Fund or the Advisor to comply with their respective obligations under applicable laws, including, without limitation, the Code, the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any federal or state securities laws, and any rule or regulation thereunder.

          (i) Custody Arrangements. The Sub-Advisor shall on each business day provide the Advisor, its consultant(s) and the Trust's custodian such information as the Advisor and the Trust's custodian may reasonably request relating to all transactions concerning the Sub-Advisor Assets.

          (j) Historical Performance Information. To the extent agreed upon by the parties, the Sub-Advisor will provide the Trust with historical performance information on similarly managed investment companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law.

     3. Independent Contractor. In the performance of its duties hereunder, the Sub-Advisor is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Expenses. During the term of this Agreement, Sub-Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the costs of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or otherwise acquired, or sold or otherwise disposed of for a Fund. The Sub-Advisor shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Trust or the Advisor, as the case may be, shall reimburse the Sub-Advisor for any expenses as may be reasonably incurred by the Sub-Advisor, at the request of and on behalf of a Fund or the Advisor. The Sub-Advisor shall keep and supply to the Trust and the Advisor reasonable records of all such expenses.

     5. Compensation. For the services provided and the expenses assumed with respect to a Fund pursuant to this Agreement, the Sub-Advisor will be entitled to the fee listed for the Fund(s) on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh (7th) business day following the end of each month, from the Trust on behalf of the Fund(s), calculated at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which this Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.


     6. Representations and Warranties of the Sub-Advisor. The Sub-Advisor represents and warrants to the Advisor and the Trust as follows:

          (a) The Sub-Advisor is registered as an investment Advisor under the Advisers Act;

          (b) The Sub-Advisor is a Corporation duly organized and validly existing under the laws of the state of New York, with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The execution, delivery and performance by the Sub-Advisor of this Agreement are within the Sub-Advisor's powers and have been duly authorized by all necessary action on the part of its Board of Directors and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Advisor for the execution, delivery and performance by the Sub-Advisor of this Agreement, and the execution, delivery and performance by the Sub-Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Advisor's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

          (d) The Form ADV of the Sub-Advisor previously provided to the Advisor (a copy of which is attached as Exhibit B to this Agreement) is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. The Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form ADV.

     7. Representations and Warranties of the Advisor. The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

          (a) The Advisor is registered as an investment Advisor under the Advisers Act;

          (b) The Advisor is a corporation duly organized and validly existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

          (c) The execution, delivery and performance by the Advisor of this Agreement are within the Advisor's powers and have been duly authorized by all necessary action on the part of its Board of Directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Advisor for the execution, delivery and performance by the Advisor of this Agreement, and the execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Advisor's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Advisor;

          (d) The Form ADV of the Advisor as provided to the Sub-Advisor is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (e) The Advisor shall provide to the Sub-Advisor a complete copy of each amendment to its for ADV.

          (f)  The  Advisor   acknowledges  that  it  received  a  copy  of  the
     Sub-Advisor's Form ADV (a copy of which is attached as Exhibit B) prior to the execution of this Agreement; and

          (g) The Advisor and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Advisor to enter into this Agreement.

     8. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Sub-Advisor and the Advisor pursuant to Sections 6 and 7, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     9. Liability and Indemnification.

          (a) Liability. The duties of the Sub-Advisor shall be confined to those expressly set forth herein, with respect to the Sub-Advisor Assets. The Sub-Advisor shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.


          (b) Indemnification. The Sub-Advisor shall indemnify the Advisor, the Trust and each Fund, and their respective affiliates and controlling persons for any liability and expenses, including reasonable attorneys'
     fees, which the Advisor, the Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the
     Sub-Advisor's  willful  misfeasance,   bad  faith,   negligence,   reckless
     disregard of its duties hereunder or violation of applicable law. Notwithstanding any other provision in this Agreement, the Sub-Advisor will indemnify the Advisor, the Trust and each Fund, and their respective affiliates and controlling persons for any liability and expenses, including reasonable attorneys' fees, to which they may be subjected as a result of their reliance upon and use of the historical performance calculations provided by the Sub-Advisor concerning the Sub-Advisor's composite account data or historical performance information on similarly managed investment companies or accounts, except that the Advisor, the Trust and each Fund and their respective affiliates and controlling persons shall not be indemnified for a loss or expense resulting from their negligence or willful misconduct in using such numbers, or for their failure to conduct reasonable due diligence with respect to such information.

          The Advisor shall indemnify the Sub-Advisor, its affiliates and its controlling persons, for any liability and expenses, including reasonable attorneys' fees, howsoever arising from, or in connection with, the Advisor's breach of this Agreement or its representations and warranties herein or a violation of applicable law; provided, however, that the Sub-Advisor shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisor's willful misfeasance, bad faith, negligence, reckless disregard of its duties hereunder or violation of applicable law.

     10. Duration and Termination.

          (a) Duration. This Agreement, unless sooner terminated as provided herein, shall for the Fund(s) listed on Exhibit A attached hereto remain in effect from the date of execution or, if later, the date the initial capital to a series of the Trust is first provided (the "Effective Date."), until two years from the Effective Date, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and
     (b) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each Fund (except as such vote may be unnecessary pursuant to relief granted by an exemptive order from the SEC). The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

          (b) Termination. This Agreement may be terminated as to any Fund at any time, without the payment of any penalty by: (1) the vote of a majority of the Trustees of the Trust or by the Advisor, in each case, on not less than 30 days nor more than 60 days written notice to the Sub-Advisor, or
     (2) by any party hereto immediately upon written notice to the other parties in the event of a breach of any provision to this Agreement by any of the parties, or (3) by the Sub-Advisor at any time without the payment of any penalty, on not less than 30 days nor more than 60 days written notice to the Advisor and the Trust.

          This Agreement shall not be assigned and shall terminate automatically in the event of its assignment, except as provided otherwise by any rule, Exemptive Relief, or No Action Letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement. In the event that there is a proposed change in control of the Sub-Advisor which would act to terminate this Agreement, if a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder, Sub-Advisor agrees to assume all reasonable costs associated with soliciting shareholders of the appropriate Fund(s) of the Trust, to approve continuation of this Agreement. Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies.

          This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

     11. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board  of  Trustees  and (b) the vote of a  majority  of those
Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law, and unless otherwise permitted pursuant to exemptive relief granted by the SEC or No Action position granted by the SEC or its staff, by a vote of the majority of a Fund's outstanding securities.

     12. Confidentiality. Subject to the duties of the Advisor, the Trust (and each Fund), and the Sub-Advisor to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to a Fund and the actions of the Sub-Advisor, the Advisor, the Trust, and a Fund in respect thereof. In accordance with Section 248.11 of Regulation S-P ( 17 CFR
248.1-248.30), Sub-Advisor will not directly, or indirectly through an affiliate, disclose any non-public personal information, except as permitted or required by law , as defined in Reg. S-P, received from the Trust or the Advisor, regarding any shareholder, to any person that is not affiliated with the Trust or with Sub-Advisor, and, provided that, any such information disclosed to an affiliate of Sub-Advisor shall be under the same limitations on non-disclosure.

     13. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

                    (a) If to the Advisor:
                        AssetMark Investment Services, Inc.
                        2300 Contra Costa Blvd., Suite 425
                        Pleasant Hill, CA 94523-3967
                        Attn:  Ronald D. Cordes

                    (b) If to the Sub-Advisor:
                        Chief Executive Officer
                        Clay Finlay Inc.
                        200 Park Avenue, 56th Floor
                        New York, NY 10166

     14. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


     15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     16. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     17. Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," "affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC, and the term "Fund" or "Funds" shall refer to those Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     18. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                             ADVISOR
                             ASSETMARK INVESTMENT SERVICES, INC.

                             By:__________________________________
                             Name: Ronald D. Cordes
                             Title: President



                             SUB-ADVISOR
                             CLAY FINLAY INC.


                             By:__________________________________
                             Name: D. Arthur Barton
                             Title: Chief Administrative Officer



                                    EXHIBIT A

                              SUBADVISORY AGREEMENT

                   BETWEEN ASSETMARK INVESTMENT SERVICES, INC.
                              AND clay finlay, Inc



                           Effective December 23, 2002



                       ASSETMARK INTERNATIONAL EQUITY FUND


FEE SCHEDULE
------------

         ASSETS                                      COMPENSATION
         ------                                      ------------

First $50 Million                                    45 Basis Points
Next $50 Million                                     40 Basis Points
All assets thereafter                                35 Basis Points



                                    EXHIBIT B

                                Clay finlay, Inc.


                                    FORM ADV

                                 (Please attach)






                                   SCHEDULE A

                          Investment Manager Guidelines
                                   Clay Finlay

                              International Equity


The Sub-Advisor assets should also be managed in accordance with the following specific guidelines:

1.   Investment Objective

     The Portfolio seeks long term capital appreciation. The Sub-Advisor aims to significantly outperform the MSCI EAFE index over a full business cycle by at least 300 basis points. Typical tracking error versus the MSCI EAFE will range from approximately 6-10%.

2.   Allowable Investments

     o The Sub-Advisor assets should be invested 100% in ADR's and in U.S. listed equity securities of non-U.S. companies.

3.   Portfolio Characteristics

     o    The Sub-Advisor assets shall contain approximately 35-50 issues
     o Except with respect to the initial investment of the Sub-Advisor assets or cash contributions, no more than 5% of the Sub-Advisor assets market value shall be invested in cash, subject to additional amounts to meet liquidity requirements.
     o There are no country/region exposure limitations; provided that no more than 15% of the Sub-Advisor assets may be in equity securities of companies located in emerging markets or developing economies.
     o The Sub-Advisor must adhere to 1940 Act restrictions of no more that 25% exposure to any one industry
     o The single-issue limitation will be 5% of total Sub-Advisor assets at the time of purchase
     o The Sub-Advisor will not invest in the securities of any issuer such that the Fund holds more than 3% of the total outstanding voting securities of that issuer

     Note: Keep in mind that an industry is defined by the 4 digit SIC code.

4.   Use of Derivatives

     Stock index futures or currency futures are permitted for hedging and/or asset allocation purposes only.

5.   Currency Hedging

     The portfolio will not routinely hedge against currency risk.

6.   Tax Status
     The Sub-Adviser should be aware that investors in the portfolio are subject to tax. Earnings in the portfolio should be considered taxable; therefore, tax considerations of gains and losses are a constraint on portfolio management.

7.   Reporting and Notification

     Quarterly reporting shall include guideline compliance, investment performance, brokerage commissions, proxy voting decisions and notice of change of control in organization structure and key personnel of the firm. The format and timing will be determined at a later date.

8.   Guideline Review

     Clay Finlay shall be responsible for reviewing these guidelines with the client or its consultant at least annually to assure that they remain appropriate.

9.   Acceptance

     Sub-Adviser agrees to the above statement of Investment Manager Guidelines:



                           -------------------------------
                           (signature)

                           D. A. Barton
                           -------------------------------
                           (print name)

                           December 11,2002
                           -------------------------------
                           (date)